UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 8, 2013

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1507 Pine Street, Boulder, CO  80302
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ITEM 1.02 ITEM 8.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT TERMINATION OF MATERIAL DEFINITIVE AGREEMENT OTHER EVENTS

Background

Global Casinos, Inc. (the “Company”) previously announced the effective June 1, 2012, it entered into two material definitive agreements:

•

A Split-Off Agreement with Gemini Gaming, LLC (“Gemini”) to sell all of its gaming properties, interests and operations (the “Split-Off Agreement”).  Gemini is controlled by Clifford Neuman, the Company’s President and Director, Pete Bloomquist, a Director, and Doug James, the General Manager of the Company’s two casinos: Bull Durham Casino and Doc Holliday Casino.

•

A Stock Purchase Agreement to acquire 100% of the outstanding equity securities of Georgia Healthcare REIT, Inc. (“Ga. REIT”) from its sole stockholder, Christopher Brogdon. (the “Ga REIT SPA”).

Consummation of the Split-Off and Ga REIT SPA was subject to numerous conditions precedent, including the approval of the Colorado Gaming Commission and the approval of the Split-Off by the shareholders of the Company.

Subsequent to the execution of the Split-Off Agreement and Ga REIT SPA,  Ga REIT consummated the acquisition of a skilled nursing facility called the Middle Georgia Nursing Home located in Eastman, Georgia. (“Middle Georgia”).

In July, 2012, the Company filed with the Securities Exchange Commission (“SEC”) its Information Statement on Schedule 14C (the “14C”) reflecting that it had obtained shareholder approval of the Split-Off Agreement by the written consent of the holders of a majority of its outstanding voting securities. At the time of filing the 14C, Ga REIT had only acquired Middle Georgia, but did not include any audited financial statements of the historical operator of Middle Georgia based on its analysis that such acquisition did not constitute a “business acquisition” within the meaning of Regulation S-X.   In response to the filing of the 14C,  the Company was advised by the SEC staff that it took the view that Section 2340 of the Financial Reporting Manual required the inclusion of audited financial statements of any “significant lessee”; which in their view included the historical operator of Middle Georgia.

In response to the SEC position, Ga REIT undertook the audit of the financial statements of the historical operator of Middle Georgia.

However, concurrently with completing the audit of the Middle Georgia operator audit, Ga REIT consummated a second acquisition of a skilled nursing facility located in Scottsburg, Indiana (“Scottsburg”).  Noting the SEC position regarding the need to include audited financial statements of any significant lessee, Ga REIT began the task of auditing the financial statements of the historical operator of Scottsburg.  Notwithstanding diligent and protracted effort,  Ga REIT has been unable to obtain the information necessary to complete an audit of the Scottsburg historical operator, and the process of completing the Split-Off and Ga REIT SPA has been thwarted.

Restructure of Material Agreements

Recognizing the obstacles in completing the Split-Off and Ga REIT SPA due to the inability to complete an audit of the Scottsburg historical operator,  the Company and Brogdon agreed in principle to restructure their agreements to provide the following:

•

Brogdon would create a “Newco”, which he did under the name “West Paces Ferry Healthcare REIT, Inc. (“West Paces”);

•

Ga REIT would transfer all of its interest in Middle Georgia to West Paces in consideration of West Paces assuming Ga REIT’s obligation to repay the $500,000 note owed to the Company;

•

The Company would enter into a new stock purchase agreement with the shareholders of West Paces having identical provisions to the Ga REIT SPA.

•

The Company and Brogdon would agree to terminate the GA REIT SPA; and

•

The Company and Gemini would amend the Split-Off Agreement to extend the closing date to December 31, 2013.

In accordance with the foregoing,  the Company has entered into the following material agreements:

Termination Agreement with Ga REIT

This Agreement terminated the Ga REIT SPA and released all parties from any further liability thereunder.

Amendment No. 1 to Split-Off Agreement

This Amendment extends the termination date of the Split-Off Agreement to December 31, 2013.  It is the belief that this gives the parties sufficient time to satisfy the numerous conditions precedent to consummating the Split-Off.

Stock Purchase Agreement with West Paces

The West Paces SPA is identical in terms and conditions to the former Ga REIT SPA.

In view of this restructure,  West Paces is in the process of completing an audit of its consolidated financial statements as of March 31, 2012.  As previously noted, West Paces has one controlled subsidiary,  Middle Georgia.

Consummation of the Split-Off and West Paces SPA continue to be subject to numerous conditions precedent, including the approvals of the Colorado Gaming Commission and the shareholders of the Company.  No prediction can be made when such conditions can be satisfied.

ITEM 9.01:       EXHIBITS

(c)	Exhibit

Item	Title
99.1	Termination Agreement
99.2 99.3	Amendment No. 1 to Split-Off Agreement Stock Purchase Agreement with West Paces Ferry Healthcare REIT, Inc.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc (Registrant)

Dated: April 11, 2013	/s/ Clifford L. Neuman_______________ Clifford L. Neuman, President